UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 17, 2010

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 17, 2010, DLS Argentina Limited (“DLS Argentina”), a British Virgin Islands corporation and an indirect subsidiary of Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) and Carlos Etcheverry entered into an Employment Agreement, dated effective April 21, 2010 (the “Employment Agreement”), pursuant to which Mr. Etcheverry will serve as an executive officer of the Company. The terms of the Employment Agreement are set forth in Item 5.02 below and incorporated into this Item 1.01 by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2010, DLS Argentina and Carlos Etcheverry entered into the Employment Agreement, effective April 21, 2010, pursuant to which Mr. Etcheverry will serve as Senior Vice President of the Drilling and Completion division of the Company for an indefinite term.  Pursuant to the Agreement, Mr. Etcheverry is entitled to an annual base salary of $400,000, subject to an annual increase in the discretion of the board of directors of the Company.  In addition, Mr. Etcheverry will be eligible to participate in the Company’s annual cash incentive program whereby he may earn up to 200% of his base salary based upon the achievement of certain established performance objectives related to the Company attaining established earnings before interest, taxes, depreciation and amortization (EBITDA) and the attainment of individual goals set by the Company’s Compensation Committee.

If Mr. Etcheverry’s employment is terminated without cause and provided he does not consider himself indirectly terminated, he will receive (i) severance payments equal to his base compensation for one year, (ii) compensation for accrued, unused vacation as of the date of termination and (iii) any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants.  Mr. Etcheverry is also subject to a two-year customary non-compete agreement.  If Mr. Etcheverry’s employment is terminated without cause and he is not in violation of his non-compete agreement, Mr. Etcheverry will be paid severance payments for a period of one additional year following the initial one year severance payment period described above in amount equal to his base compensation for one year.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, effective April 21, 2010, by and between DLS Argentina Limited and Carlos F. Etcheverry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: May 19, 2010	By:	/s/ Victor M. Perez
	Name:	Victor M. Perez
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective April 21, 2010, by and between DLS Argentina Limited and Carlos F. Etcheverry.